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                                                                   EXHIBIT 10.11

                              WAIVER AND AMENDMENT

         THIS WAIVER AND AMENDMENT ("Waiver"), dated effective as of December 11, 2001, is made by and between VENUS EXPLORATION, INC. (the "Borrower"), and HIBERNIA NATIONAL BANK (the "Lender"), who agree as follows:

                                    RECITALS

         A. Borrower and Lender have heretofore executed a Loan Agreement dated as of July 6, 2001 (the "Loan Agreement").

         B. The Borrower has requested that the Lender waive a financial covenant for the period ending September 30, 2001.

         C. The Lender is willing to accept the Borrower's request on the terms and conditions set forth below.

         D. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Loan Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings, the parties hereby agree as follows:

                                    ARTICLE 1
                                     WAIVER

         1.1 The Borrower has advised the Lender that notwithstanding the provisions of Section 5.15(b) of the Loan Agreement, requiring a minimum net worth for the fiscal quarter ended September 30, 2001, to be not less than $1,866,600.00, in fact the Borrower's net worth was less than that requirement. At the Borrower's request, Lender hereby grants a one-time waiver of the minimum net worth covenant for the fiscal quarter ended September 30, 2001. Such waiver shall not constitute either an amendment of the Loan Agreement or a precedent for any subsequent requested waiver of this or any other financial covenant or other provision of the Loan Agreement. Without limiting the preceding sentence, the Borrower specifically acknowledges that the minimum net worth requirement for the fiscal quarter to end December 31, 2001, is not waived by the Lender.

                                    ARTICLE 2
                                     AMOUNT

         2.1 In consideration of the granting of the waiver set forth above, the Borrower and the Lender agree that the definition of "Amount" in Loan Agreement
Section 1.2 is hereby amended and restated to read in its entirety as follows:

                  "Amount" shall mean one million nine hundred thousand ($1,900,000.00) dollars.

         2.2 In further consideration of the granting of the waiver set forth above, and notwithstanding any provisions of the Loan Agreement or the Note (or the Letter Agreement dated July 9, 2001) to the contrary,



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the Borrowing Base shall be limited to an amount not to exceed one million nine hundred thousand ($1,900,000.00) dollars. As provided in Loan Agreement Subsection 2.4(c), this Borrowing Base amount shall be subject to the automatic Monthly Borrowing Base Reductions commencing on December 31, 2001, and continuing on the last day of each successive month. In addition, as provided in the Loan Agreement the Borrowing Base may be further revised by Lender in its sole discretion from time to time. Without limiting the foregoing, the Borrower acknowledges that the Lender may consider the status of the Borrower's accounts payable, the title opinions submitted to the Lender, and all of the other facts and matters set forth in a definition of "Borrower Base" in the Loan Agreement.

                                    ARTICLE 3
                                 FINANCIAL TERMS

         3.1 In further consideration of the granting of the waiver set forth above, and notwithstanding any provisions of the Loan Agreement or the Note to the contrary, the Borrower and Lender agree that from and after the effective date of this Waiver (i) all new Advances shall be Base Rate Advances, (ii) all existing LIBO Rate Advances (if any) shall immediately convert to Base Rate Advances, and (iii) all Base Rate Advances (i.e., the entire Loan) shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus two (2.0%) percent per annum (the Base Rate equaling the Prime Rate plus
2.0 %).

         3.2 In further consideration of the granting of the waiver set forth above, the Borrower shall pay the Lender a waiver fee in the amount equal to $12,500.00 immediately upon execution of this Waiver by the Lender.

                                    ARTICLE 4
                                 MONTHLY REPORTS

         4.1 In further consideration of the granting of the waiver set forth above, and notwithstanding the provisions of Section 5.2 of the Loan Agreement, the Borrower and the Lender agree that the Borrower shall furnish to the Lender
(i) promptly upon request from time to time, a written explanation and description of all unpaid royalty amounts and other payables currently due, (ii) within 45 days after the end of the 2001 fiscal year, and each fiscal year thereafter, the unaudited financial statements (balance sheet, statement of income, statement of reconciliation of capital accounts, and statement of cash flow) of Borrower for such fiscal year, certified by the principal financial officer of the Borrower, and (iii) within 15 days after the end of each month, an accounts payable aging report and an accounts receivables aging report for the Borrower as of the end of each month, each in form and substance satisfactory to the Lender.

                                    ARTICLE 5
                                DOMINION ACCOUNT

         5.1 In further consideration of the granting of the waiver set forth above, the Borrower agrees that the revenue distribution account maintained at the Lender pursuant to Loan Agreement Section 5.17 shall be subject to the dominion and control of the Lender. All payments for mineral production due to the Borrower from its properties (whether or not such properties are Collateral) shall be paid directly to the Lender into such revenue distribution account at all times. The Borrower represents and warrants to the Lender (which representation and warranty will survive the execution of this Waiver) that in compliance with Loan Agreement Section 5.17 the Borrower has instructed all of its existing customers to send all payments for mineral production due to the Borrower from its properties directly to the Lender either to the lockbox account or by direct wire transfer into the revenue distribution account. Independent of (and without


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limiting) Borrower's obligation to provide such payment instructions, the
Borrower agrees to immediately deposit in such revenue distribution account, daily, all amounts received by Borrower on any accounts and sales of hydrocarbons. All such deposits shall be made no later than the first Business Day after collection by the Borrower. Notwithstanding any provisions of the Loan Agreement to the contrary (including without limitation Section 5.17), the Borrower shall have no right to draw upon the revenue distribution account. Instead, the Borrower authorizes the Lender to apply, on each Business Day, the proceeds actually collected (or, at the sole discretion of the Lender, amounts which have been received but not yet collected) by the Lender in the revenue distribution account, to reduce the outstanding principal balance of the Loan.

         5.2 The Borrower acknowledges that no disbursements from the revenue distribution account shall be made to the Borrower. Instead, the Borrower shall establish and maintain one or more deposit accounts with the Lender for checks drawn by the Borrower or wire transfer payments requested by the Borrower. Payments by the Lender of checks drawn by the Borrower, or wire transfer payments requested by the Borrower, shall be made by the Lender pursuant to an Advance under the Loan in accordance with the provisions of the Loan Agreement.


                                    ARTICLE 6
                                   CORRECTION

         6.1 The reference in the penultimate sentence of Credit Agreement
Section 2.1(f) to the "Commitment Amount" is hereby corrected and amended to be "Commitment Limit".

                                    ARTICLE 7
                          ACKNOWLEDGMENT OF COLLATERAL

         7.1 Borrower hereby specifically reaffirms all of the Collateral Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Waiver) that
(i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default (taking into account the specific waiver set forth in paragraph 1.1 in this Waiver), and
(iii) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.

         8.2 Borrower hereby and forever settles, compromises, transacts, satisfies, waives, releases, acquits, discharges, surrenders and cancels any and all Claims (as defined hereinafter) against the Lender, its insurers or insureds, subrogors or subrogees, assignors or assignees, nominees, representatives, joint venturers, directors, officers, agents, employees, attorneys, shareholders, principals, parent companies, subsidiary companies, other affiliates, and any other person or entity which has or might have derivative, secondary or vicarious liability for their acts or omissions whose rights are derived from them (all of such released parties being collectively referred to as the "Released Parties"), it being hereby specifically agreed and understood that the execution of this Waiver is not to be construed as an acknowledgment or admission



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of any fact of any liability or responsibility by the Lender, and the Lender hereby expressly denies any liability to the Borrower. For the purpose of this Agreement, "Claims" shall mean (i) any and all claims, demands, losses, damages, causes of action, and rights of action whatsoever, liquidated or unliquidated, choate or inchoate, matured or unmatured, contingent or exigible, asserted or unasserted, direct or indirect, known or unknown, anticipated or unanticipated, arising before or on the date of the Borrower's execution hereof whether based upon tort, negligence, intentional conduct, contract, equity, bankruptcy, indemnity, contribution, reimbursement, unjust enrichment, and/or any other legal theory, which any party may be entitled to in any way, and (ii) arising out of or relating to the Loan Agreement, the Note and the Collateral Documents from time to time executed in connection therewith (collectively the "Loan Documents"), but (iii) excluding any Claims (as defined in preceding clauses (i) and (ii)) against the Released Parties based upon fraudulent or dishonest acts of the Lender, and Claims to require the Released Parties to perform any contractual undertakings under the Loan Documents.

         8.3 Subject to the specific waiver set forth in paragraph 1.1 of this Waiver and the provisions contained in this Waiver, all terms and provisions of the Loan Agreement and Note are hereby ratified and confirmed, and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

         8.4. THIS WAIVER IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

         8.5 This Waiver may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

BORROWER:                                   VENUS EXPLORATION, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

LENDER:                                     HIBERNIA NATIONAL BANK


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

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